DNB Financial Corporation

For further information, please contact:

Gerald F. Sopp CFO/Executive Vice-President

484.359.3138                                                                          FOR IMMEDIATE RELEASE

              (NasdaqCM:DNBF)

DNB Financial Corporation

Declares a $0.07 Cash Dividend

(November 22, 2013-- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region, has declared a cash dividend of $0.07 per share for the fourth quarter of 2013, to shareholders of record on December 10, 2013.  The cash dividend will be paid on December 20, 2013.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. Founded in 1860, DNB First, in addition to providing a broad array of consumer and business banking products, offers brokerage and insurance services through DNB Investments & Insurance and investment management services through DNB Investment Management & Trust. DNB Financial Corporation’s shares are traded on Nasdaq’s Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.